Geovic Cameroon Appoints Lycopodium to Update
Nkamouna Feasibility Study

December 9, 2009 – Denver, CO - Geovic Mining Corp. (“Geovic” or “the Company”, TSX:GMC, OTC.BB:GVCM), on behalf of its 60%-owned subsidiary Geovic Cameroon PLC (“GeoCam”), is pleased to announce that GeoCam has appointed engineering contractor Lycopodium Minerals Pty. Ltd. of Perth, Australia to update the Nkamouna Feasibility Optimization Study (FOS) dated September 2008.

The Feasibility Study Update (FSU) aims to incorporate numerous positive developments from the past 12 months, including:

1.	A simplified leach process,

2.

Increased ore resources and cutoff grades, following completion of a 2,045-hole drill program (discussed in Geovic’s October 16th, 2009 press release and related 43-101 technical report dated November 30, 2009), and

3.	The decision to produce intermediate cobalt and nickel precipitates while deferring significant capital costs for a downstream refining plant.

The FSU is targeted to commence in January 2010, and is expected to take approximately six months to complete. Following completion, it is Geovic Cameroon’s intention to immediately move ahead with financing and constructing the Nkamouna Cobalt project.

“In the wake of last year’s financial crisis, Geovic Cameroon sought to simplify the Project design and reduce its capital and operating costs”, stated Richard Howe, General Manager of Geovic Cameroon. “Following completion of this ambitious initiative, we are excited about updating the Feasibility Study, and confident that its results will confirm the planned start of the construction phase in the second half of 2010.”

Lycopodium Background

Lycopodium is an Australian-based engineering and project management company which, through five subsidiaries, provides services encompassing evaluation, development, implementation, maintenance planning, and reliability engineering across a broad range of industries. The Company’s contracting model is mainly EPCM (Engineering, Procurement, Construction, and Management) based. Founded in 1992 and listed on the Australian Stock Exchange in 2004, Lycopodium has grown organically and by strategic acquisition, yielding an expanded client base and access to new market sectors. Lycopodium has extensive experience in developing projects similar to Nkamouna, specifically in West Africa over the past 13 years. Additional Company information may be found on the website http://www.lycopodium.com.au/.

Geovic Background

Geovic is a U.S.-based corporation whose principal asset is a 60% interest in a significant cobalt-nickel-manganese deposit in the Republic of Cameroon, West Africa. Additional Company initiatives and project information may be found on the websites www.geovic.net, www.geovicenergy.com, www.sedar.com, and www.sec.gov. For more information, please contact:

Andrew C. Hoffman, CFA		San Diego Torrey Hills Capital		Vanguard Shareholder Solutions
V.P., Investor Relations		Direct	(858) 456-7300	Direct (604) 608-0824
Geovic Mining Corp.		info@torreyhillscapital.com		Toll-Free (866) 801-0779
Direct	(720) 350-4130			ir@vanguardsolutions.ca
Toll-Free	(888) 350-4130
ahoffman@geovic.net

On behalf of the Board
John E. Sherborne, CEO and Director

Cautionary Note Regarding Forward Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements (within the meaning of Canadian securities legislation) that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements with respect to the timing and completion of the FSU; future price of metals; the estimation of mineral reserves and resources; the timing and amount of estimated future financing, construction, and production, costs of production, and capital expenditures; costs and timing of the development of new deposits; and success of exploration activities, permitting time lines, currency fluctuations, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses, title disputes or claims and limitations on insurance coverage. In certain cases, forward-looking statements can be identified by the use of words such as “proposes”, “expects”, “is expected”, “scheduled”, “estimated”, “intends”, or variations of such words and phrases or state that certain actions, events or results “will” occur. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and other factors include, among others, risks related to operations; actual results of current exploration activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; future prices of metals; possible variations in ore reserves, grades, or recovery rates; failure of plant, equipment or processes to operate as anticipated; accidents, labour disputes, other risks of the mining industry, delays in obtaining governmental approvals or financing or in the completion of development or construction activities and other factors as described in detail in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.